UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported):  April 26, 2012

USEC Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 26, 2012.  As of the record date, March 2, 2012, there were 122,073,407 shares of common stock outstanding, each entitled to one vote.  79.4% of those shares were represented at the Annual Meeting.

At the Annual Meeting, USEC’s shareholders voted on four proposals and cast their votes as described below.  The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1

USEC’s shareholders elected ten directors (listed below) to hold office until the next annual meeting of shareholders and until his or her successor is elected and has qualified.  There were no abstentions.  The number of votes cast for or withheld and the broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
James R. Mellor, Chairman	56,125,094	1,655,012	39,095,602
Joyce F. Brown	55,363,513	2,416,593	39,095,602
Sigmund L. Cornelius	55,431,019	2,349,087	39,095,602
Joseph T. Doyle	55,662,476	2,117,630	39,095,602
H. William Habermeyer	55,632,848	2,147,258	39,095,602
William J. Madia	56,313,642	1,466,464	39,095,602
W. Henson Moore	56,185,654	1,594,452	39,095,602
Walter E. Skowronski	56,403,349	1,376,757	39,095,602
M. Richard Smith	56,344,676	1,435,430	39,095,602
John K. Welch	56,315,555	1,464,551	39,095,602

Proposal 2

USEC’s shareholders cast their votes with respect to the advisory approval of the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,758,913	15,888,066	5,133,127	39,095,602

Proposal 3

USEC’s shareholders approved the Tax Benefit Preservation Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,122,912	14,452,724	204,470	39,095,602

Proposal 4

USEC’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2012 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
94,769,103	1,799,168	307,437	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USEC Inc.

April 26, 2012	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)